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                                                                     Exhibit 5.1

                                  May 19, 2006

SECURITIES AND EXCHANGE COMMISSION
100 F Street, N.E.
Washington, D.C. 20549

     RE: FIRST BANCTRUST CORPORATION -- REGISTRATION OF 30,000 SHARES OF COMMON
         STOCK, PAR VALUE $0.01 PER SHARE, ON FORM S-8 IN CONNECTION WITH FIRST BANK & TRUST RETIREMENT SAVINGS PLAN

Ladies and Gentlemen:

     We have acted as counsel to First BancTrust Corporation a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 30,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), to be issued pursuant to the First Bank & Trust Retirement Savings Plan (the "Plan").

     In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

     Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan and as contemplated in the Registration Statement and the Prospectus relating thereto, will, when so issued, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        VERY TRULY YOURS,

                                        HOWARD & HOWARD ATTORNEYS, P.C.


                                        /S/ HOWARD & HOWARD ATTORNEYS P.C.
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